Exhibit 99.4

LETTER TO BENEFICIAL HOLDERS

HOLOGIC, INC.

OFFER TO EXCHANGE UP TO

$1,000,000,000 OUTSTANDING 6.25% SENIOR NOTES DUE 2020

(CUSIP Nos. 436440 AD3, U38284 AA0, 436440 AE1)

FOR

LIKE PRINCIPAL AMOUNT OF 6.25% SENIOR NOTES DUE 2020

(CUSIP No.                     )

WHICH HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED

Pursuant to the Prospectus dated                     , 2013

To Our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2013 (the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Hologic, Inc. (the “Company”) to exchange, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, an aggregate principal amount of up to $1,000,000,000 of its 6.25% Senior Notes due 2020 (the “New Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its outstanding 6.25% Senior Notes due 2020 (the “Old Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in a registration rights agreement, dated as of August 1, 2012, among the Company, the guarantors and the initial purchasers named therein with respect to the Old Notes.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us in your account but not registered in your name. A tender of such Old Notes may be made only by us as the holder of record and only pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2013 , unless extended by the Company (such time and date, as the same may be extended, the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date.

4.	Any transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

IF YOU WISH TO TENDER YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes in your account.

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all of the Old Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Exchange Offer.

This letter hereby instructs you, the registered holder, with respect to tendering in the Exchange Offer, the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Old Notes held by you for the account of the undersigned as indicated below:

The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amount):

$         of 6.25% Senior Notes due 2020.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)) (must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$         of 6.25% Senior Notes due 2020.

By instructing you to tender the amount of Old Notes given above, you are authorized to, on behalf of the undersigned, (a) make the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, and (b) take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

Name of beneficial owner(s) (please print):

Signature(s):	X

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: